As filed with the Securities and Exchange Commission
                        on August 21, 2000
                                         Registration No. 333-40156
======================================================================
                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                            ____________

              Post Effective Amendment No. 1 on Form S-8
                 To Registration Statement on Form S-4
                                Under
                     The Securities Act of 1933
                            ____________

                         CERNER CORPORATION
       (Exact name of registrant as specified in its charter)
                            ____________

            DELAWARE            7373                   43-1196944
       (State or other   (Primary Standard        (I.R.S. Employer
     jurisdiction of     Classification Code      Identification No.)
     incorporation or    Number)
     organization)
                       ______________________

                       2800 Rockcreek Parkway
                    Kansas City, Missouri  64117
                           (816) 221-1024
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
         __________________________________________________

                 Copper Non-Qualified Stock Option Plan
                 Neece Non-Qualified Stock Option Plan
        CITATION Computer Systems, Inc. Equity Participation Plan
           CITATION Computer Systems, Inc. Incentive Award Plan
     CITATION Computer Systems, Inc. Non-Qualified Stock Option Plan
                      for Non-employee Directors
                      (Full title of the plans)
                           ______________

                          MARC G. NAUGHTON
             Vice President and Chief Financial Officer
                       2800 Rockcreek Parkway
                    Kansas City, Missouri  64117
                           (816) 221-1024
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

               Please send copies of all communications to:

                             RANDY D. SIMS, Esq.
              Vice President, Chief Legal Officer and Secretary
                           2800 Rockcreek Parkway
                        Kansas City, Missouri  64117
                              (816) 221-1024

This Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 (this "Registration Statement") covers 78,818 shares of Common Stock, par value $0.01, and associated preferred stock purchase rights of the Registrant originally registered on Registration Statement No. 333-40156 on Form S-4 (the "S-4 Registration Statement") to which this is an amendment. The registration fees in respect to the securities registered hereby were paid at the time of the original filing of the S-4 Registration Statement.


=========================================================================

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: (i) the Registrant's
Annual Report on Form 10-K for the year ended January
1,2000; (ii) the Registrant's Quarterly Report on Form
10-Q for the quarter ended April 1, 2000; (iii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000; and (iv) the description of the Common Stock of the Registrant which is contained in the Registrant's Registration Statement on Form 8-A
(File No. 0-15386), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act subsequent to the date of this Registration
Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents, except in no event shall any information included in any such document in response to
Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute part of this Registration Statement.

     Any statement contained herein or in a
document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration
Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.


Item 6. Indemnification of Directors and Officers

     (a) Section 145 of the Delaware General Corporation Law (the "DGCL") (i) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of other enterprises, as well as certain other persons, against expenses, judgments, fines and settlement amounts incurred by such directors, officers or other persons in defense of any action, suit or proceeding to which they are made parties by reason of being or having been a director, officer, employee or agent of the
corporation,  or  of  another  enterprise  at  the  request  of   the
corporation, subject to specified conditions and exclusions, (ii) gives such directors, officers or other persons who are successful in the defense of any action, suit or proceeding the right to be indemnified,  and (iii) authorizes the corporation  to  purchase  and
maintain   directors'   and  officers'  liability   insurance.    The
indemnification authorized by Section 145 of the DGCL is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise.

     (b) Article Tenth of the Registrant's Restated certificate of incorporation authorizes the Registrant to agree to indemnify any of its directors, officers, employees or agents, and any person who serves at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the state of Delaware; provided that the Registrant is not permitted to indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     (c) In accordance with Section 102(b)(7) of the DGCL, Article Tenth of the Registrant's Restated certificate of incorporation contains a provision eliminating a director's personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted or authorized by the laws of the state of Delaware.
Section 102(b)(7) of the DGCL prohibits the elimination or limitation of a director's liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (relating to unlawful dividend payments or stock redemptions or repurchases), or (4) for any transaction from which the director derived an improper personal benefit.

     (d)    Section  28  of  the  Registrant's  bylaws  requires  the
Registrant to indemnify any person (1) against all liabilities and expenses actually and reasonably incurred by such person in connection with any action, suit or proceeding (other than an action by or in the right of the Registrant) or (2) against any amounts paid in settlement and expenses actually and reasonably incurred by such person in an action by or in the right of the Registrant, in either case, by reason of the fact that such person is or was serving as a director or officer of the Registrant or as a director or officer of another enterprise at the Registrant's request; provided that (a) such person must have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant's best interests and, with respect to any criminal action or proceeding, that such person must have had no reasonable cause to believe such person's conduct was unlawful, and (b) the Registrant is not required to indemnify or advance expenses to such person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized by the Registrant's Board of Directors. Said Section 28 further provides that the Registrant shall not indemnify any person for any liabilities or expenses incurred by such person in connection with an action, suit or proceeding by or in the right of the Registrant in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action, suit or proceeding is brought determines that the person is entitled to such indemnity. If any person serving as a director or officer of the Registrant or as a director or officer of another enterprise at the Registrant's request is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, said Section 28 requires that the Registrant indemnify such person against expenses actually and reasonably incurred by such person in connection therewith. Prior to indemnifying a person pursuant to Section 28 of the Registrant's bylaws, the Registrant must determine that such person has met the specified standard of conduct required for indemnification unless ordered by a court and except as otherwise provided by the immediately preceding sentence. Such determination must be made by
(y) a majority vote of a quorum of the directors who were not party to the action, suit or proceeding (or by independent legal counsel in a written opinion if so directed by a quorum of disinterested directors or if such a quorum is not obtainable), or (z) the stockholders. If the determination is adverse to the person seeking to be indemnified, such person may cause the determination to be made by a court having jurisdiction over the Registrant. The indemnification provided by Section 28 of the Registrant's bylaws is
not   exclusive   of  any  other  rights
to which those seeking indemnification may be entitled under any statute, the Registrant's Restated certificate of incorporation, the Registrant's bylaws, any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacities and as to action in other capacities while holding their respective offices.

     (e) The Registrant has entered into indemnification agreements with the Registrant's directors, Clifford W. Illig, Neal L. Patterson, Michael E. Herman, Jeff Goldsmith, Gerald E. Bisbee, Jr., and John C. Danforth, which, among other things, (a) confirm the present indemnity permitted under the DGCL, (b) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys'
fees), judgments, fines, and settlement amounts, paid or incurred by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their services as a director of the Registrant or as a director of any subsidiary of the Registrant or as a director, officer, employee or agent of any other company or enterprise when they are serving in such capacities at the request of the Registrant, and (c) provide procedures for notification and defense of a claim. However, no indemnity will be provided to any director on account of conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnification agreements also provide that the Registrant will advance the expenses of defending an action, lawsuit or other proceeding to the indemnified director before the matter is disposed of if the indemnitee agrees to repay any such advances to the Registrant if it is later determined that he or she was not entitled to indemnification.

     (f) Section 28 of the Registrant's bylaws permits the Registrant to insure any person against any liability incurred by such person by reason of the fact that such person is or was serving as a director or officer of the Registrant or as a director or officer of another enterprise at the Registrant's request, whether or not the Registrant would have the power to indemnify such person under the provisions described above. The Registrant has obtained directors' and officers' liability insurance for each of its directors and executive officers which (subject to certain limits and deductibles) (i) insures such persons against loss arising from certain claims made against them by reason of such persons being a director or officer, and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification due such persons for certain claims. Such insurance may provide coverage for certain matters as to which the Registrant may not be permitted by law to provide indemnification.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

     The following exhibits are filed herewith or incorporated herein by reference.

Exhibit
Number
------


4.1 Restated Certificate of Incorporation, as amended through June 29, 1996 (filed as Exhibit 3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996, and incorporated herein by reference).
4.2          Bylaws of Registrant, as amended (filed as Exhibit
             3.2 to Registrant's Registration Statement on Form S-4 No. 333-40156 on June 26, 2000, and incorporated herein by reference).
4.3 Amended and Restated Rights Agreement, dated as of March 12, 1999, between Cerner Corporation and UMB Bank, N.A., as Rights Agents, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Preferred Stock of Cerner Corporation, as Exhibit A, and the Form of Rights Certificate, as Exhibit B (filed as an exhibit to Registrant's current report on Form 8-A/A dated March 31, 1999 and incorporated herein by reference).
4.4 Specimen stock certificate (filed as Exhibit 4(a) to Registrant's Registration Statement on Form S-8 (File No. 33-15156) and incorporated herein by reference).
5.1          Opinion of Randy D. Sims, Esq.

23.1         Consent of KPMG LLP.

23.2         Consent of Randy D. Sims, Esq. (contained in Exhibit 5.1)

24           Power of Attorney

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required
     by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any
     facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
     Statement;

        (iii)      To include any material
     information with respect to the plan of
     distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement;

     Provided, however,
     -------- -------  that paragraphs (1)(i) and
    (1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
    Section 15(d) of the Exchange Act that are incorporated by reference in the Registration
    Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post effective amendment to registration statement No. 333-40156 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on August 21, 2000.

                                   CERNER CORPORATION
                                    (Registrant)
                                   By  /s/ Marc G. Naughton
                                     --------------------------------
                                       Marc G. Naughton
                                       Vice President and
                                       Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                 Title                   Date
        ---------                 -----                   ----


/s/ Neal L. Patterson       Chairman of the Board,    August 21, 2000
by Marc G. Naughton         Chief Executive Officer
-------------------------   (Principal Executive Officer)
Neal L. Patterson

/s Clifford W. Illig        Vice Chairman and         August 21, 2000
by Marc G. Naughton         Director
-------------------------
Clifford W. Illig

/s/ Marc G. Naughton        Vice President and Chief  August 21, 2000
-------------------------   Financial Officer
Marc G. Naughton            (Principal Financial and
                            Accounting Officer)

/s/ Gerald E. Bisbee, Jr.   Director                  August 21, 2000
by Marc G. Naughton
-------------------------
Gerald E. Bisbee, Jr.

/s/ Michael E. Herman       Director                  August 21, 2000
by Marc G. Naughton
-------------------------
Michael E. Herman

/s/ Jeff Goldsmith          Director                  August 21, 2000
by Marc G. Naughton
-------------------------
Jeff Goldsmith

/s/ John C. Danforth        Director                  August 21, 2000
by Marc G. Naughton
-------------------------
John C. Danforth